Exhibit 23.4 (Part 1 of 2)

September 12, 2018

Ing. Carlos Alberto Treviño Medina

Petróleos Mexicanos

Avenida Marina Nacional 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México, México

Ing. Treviño Medina:

We hereby consent to (a) all references to Ryder Scott Company, L.P., as set forth under the heading “Experts” in this Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production—Reserves” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2017 (the “Form 20-F”) incorporated in the Form F-4 by reference; and (c) the incorporation by reference in the Form F-4 of our report describing our review of the estimates of Petróleos Mexicanos’ proved oil, condensate, natural gas, and oil equivalent reserves as of December 31, 2017, for 36 fields located offshore from Mexico in the Northeastern Marine Region and Southwestern Marine Region, which report was originally filed as Exhibit 10.2 (1 of 2) to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Rule 4-10(a) of Regulation S-X of the United States Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE License No. F-1580

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R U4	TEL(403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258

Exhibit 23.4 (Part 2 of 2)

September 12, 2018

Ing. Carlos Alberto Treviño Medina

Petróleos Mexicanos

Avenida Marina Nacional 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

11300 Ciudad de México, México

Dear Ing. Treviño Medina:

We hereby consent to (a) all references to Ryder Scott Company, L.P., as set forth under the heading “Experts” in this Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production—Reserves” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2017 (the “Form 20-F”) incorporated in the Form F-4 by reference; and (c) the incorporation by reference in the Form F-4 of our report describing our review of the estimates of Petróleos Mexicanos’ proved oil, condensate, natural gas, and oil equivalent reserves as of December 31, 2017, for 88 fields located onshore in Mexico in the Southern Region, which report was originally filed as Exhibit 10.2 (2 of 2) to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Rule 4-10(a) of Regulation S-X of the United States Securities and Exchange Commission.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE License No. F-1580

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R U4	TEL(403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258